                                                Exhibit 99.1
Press Release

Investor Relations Contact
Matthew Frankel, CFA
Verint Systems Inc.
(631) 962-9672
matthew.frankel@verint.com

Verint Announces Q1 FYE 2024 Results

Revenue and Diluted EPS Ahead of Guidance Driven by Strong SaaS Revenue Growth with Expanding Gross Margins

Differentiated Open Platform Leverages Latest AI Innovations to Empower Brands with CX Automation and Strong ROI

Planned Completion of SaaS Transition Next Year Expected to Drive Incremental Benefits to Financial Model

MELVILLE, N.Y., June 7, 2023 - Verint® (Nasdaq: VRNT), The Customer Engagement Company™, today announced results for the three months ended April 30, 2023 (FYE 2024). Revenue for the three months ended April 30, 2023 was $217 million on a GAAP basis, representing (0.6)% year-over-year change, and $217 million on a non-GAAP basis, representing 0.3% year-over-year growth on a non-GAAP constant currency basis. For the three months ended April 30, 2023, net loss per share was $(0.03) on a GAAP basis and diluted EPS was $0.53 on a non-GAAP basis.

“I am pleased with our non-GAAP revenue and diluted EPS coming in ahead of our guidance. Our results were driven by strong SaaS momentum and our differentiated open platform leveraging the latest advancements in AI to help brands increase CX automation. SaaS revenue, which is our key growth driver, increased approximately 24% year-over-year on a constant currency basis. While sales cycles are elongated in the current environment, customers’ need to increase automation is very high and we had many significant SaaS wins from existing customers, including seven and eight digit deals and added more than 100 new logos.” said Dan Bodner, Verint CEO.

Bodner continued, “Our differentiated open platform with Verint DaVinci™ AI and Engagement Data Hub architected at the core, positions us well for sustained SaaS growth. We are on track to complete our SaaS transition next year, which we define as the milestone when 90% of our software revenue comes from recurring sources. In Q1, we made very good progress towards this goal with this metric reaching 87%, up approximately 400bps from Q1 of last year. The planned completion of our SaaS transition next year is expected to benefit our financial model including accelerated revenue growth, higher gross margins, and incremental cash generation.”

Q1 FYE 2024 Highlights
•SaaS Revenue: Up ~24% year-over-year on a constant currency basis
•Gross Margin: Up more than 200bps year-over-year
•Favorable Mix Shift: 87% of Software Revenue is Recurring (up ~400bps year-over-year)

Grant Highlander, Verint CFO, added, “We are pleased with our revenue and profitability metrics in Q1, particularly our gross margin expansion, and we maintain our guidance for the year. We expect another year of strong SaaS revenue growth and margin expansion, with adjusted EBITDA growing 7% year-over-year, faster than revenue. We believe our SaaS momentum will continue due to our CX Automation leadership. This should drive shareholder value over the long run, and we continue to execute our previously announced $200 million stock buyback program.”

FYE 2024 Outlook
We are providing our non-GAAP annual outlook for the year ending January 31, 2024 as follows:

•Revenue: $935 million +/- 2%
•SaaS Revenue: 25% - 30% year-over-year growth
•Diluted EPS: $2.65 at the midpoint of our revenue guidance

Our non-GAAP outlook for the three months ending July 31, 2023 and year ending January 31, 2024 excludes the following GAAP measure which we are able to quantify with reasonable certainty:

•Amortization of intangible assets of approximately $8 million and $32 million, for the three months ending July 31, 2023 and year ending January 31, 2024, respectively.

Our non-GAAP outlook for the three months ending July 31, 2023 and year ending January 31, 2024 excludes the following GAAP measures for which we are able to provide a range of probable significance:

•Revenue adjustments are expected to be between approximately $0 million and $1 million, and $1 million and $2 million, for the three months ending July 31, 2023 and year ending January 31, 2024, respectively.
•Stock-based compensation expenses are expected to be between approximately $18 million and $22 million, and $70 million and $75 million, for the three months ending July 31, 2023 and year ending January 31, 2024, respectively, assuming market prices for our common stock approximately consistent with current levels.
•Costs associated with modifying our workplace in response to our decision to move to a hybrid work environment, including assumed lease terminations and abandonments, IT facilities and infrastructure costs, and other nonrecurring charges are expected to be between approximately $6 million and $9 million, and $27 million and $30 million, for the three months ending July 31, 2023 and year ending January 31, 2024, respectively.

Our non-GAAP guidance does not include the potential impact of any in-process business acquisitions that may close after the date hereof, and, unless otherwise specified, reflects foreign currency exchange rates approximately consistent with current rates.

We are unable, without unreasonable efforts, to provide a reconciliation for other GAAP measures which are excluded from our non-GAAP outlook, including the impact of future business acquisitions or acquisition expenses, future restructuring expenses, and non-GAAP income tax adjustments due to the level of unpredictability and uncertainty associated with these items. For these same reasons, we are unable to assess the probable significance of these excluded items. While historical results may not be indicative of future results, actual amounts for the three months ended April 30, 2023 and 2022 for the GAAP measures excluded from our non-GAAP outlook appear in Tables 2, 3 and 4 of this press release.

Conference Call Information

We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the three months ended April 30, 2023 and outlook. An online, real-time webcast of the conference call and webcast slides will be available on our website at www.verint.com. Participants may register for the call here to receive the dial-in numbers and unique PIN to access the call. Please join the call 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of non-GAAP financial measures presented for completed periods to the most directly comparable financial measures prepared in accordance with GAAP, please see the tables below as well as "Supplemental Information About Non-GAAP Financial Measures and Operating Metrics" at the end of this press release.

About Verint Systems Inc.
Verint® (Nasdaq: VRNT) helps the world’s most iconic brands build enduring customer relationships by connecting work, data, and experiences across the enterprise. Approximately 10,000 organizations in 175 countries – including over 85 of the Fortune 100 companies – are using the Verint Customer Engagement Platform to draw on the latest advancements in AI, analytics, and an open cloud architecture to elevate customer experience.

Verint. The Customer Engagement Company®. Learn more at Verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: uncertainties regarding the impact of changes in macroeconomic and/or global conditions, including as a result of slowdowns, recessions, economic instability, rising interest rates, tightening credit markets, inflation, instability in the banking sector, political unrest, armed conflicts (such as the Russian invasion of Ukraine), actual or threatened trade wars, natural disasters, or outbreaks of disease (such as the COVID-19 pandemic), as well as the resulting impact on spending by customers or partners, on our business; risks that our customers or partners delay, downsize, cancel, or refrain from placing orders or renewing subscriptions or contracts, or are unable to honor contractual commitments or payment obligations due to challenges or uncertainties in their budgets, liquidity or and businesses; risks associated with our ability to keep pace with technological advances and challenges and evolving industry standards, including achieving and maintaining the competitive differentiation of our solution platform; to adapt to changing market potential from area to area within our markets; and to successfully develop, launch, and drive demand for new, innovative, high-quality products and services that meet or exceed customer challenges and needs, while simultaneously preserving our legacy businesses and migrating away from areas of commoditization; risks due to aggressive competition in all of our markets and our ability to keep pace with competitors, some of whom may be able to grow faster than us or have greater resources than us, including in areas such as sales and marketing, branding, technological innovation and development, and recruiting and retention; risks associated with our ability to properly execute on our cloud transition, including successfully transitioning customers to our cloud platform and the increased importance of subscription renewal rates, and risk of increased variability in our period-to-period results based on the mix, terms, and timing of our transactions; risks relating to our ability to properly identify and execute on growth or strategic initiatives, manage investments in our business and operations, and enhance our existing operations and infrastructure, including the proper prioritization and allocation of limited financial and other resources; risks associated with our ability to or costs to retain, recruit , and train qualified personnel and management in regions in which we operate either physically or remotely, including in new markets and growth areas we may enter, due to competition for talent, increased labor costs, applicable regulatory requirements, or otherwise; challenges associated with selling sophisticated solutions and cloud-based solutions, which may incorporate newer technologies whose adoption and use-cases are still emerging, including with respect to longer sales cycles, more complex sales processes and customer approval processes, more complex contractual and information security requirements, and assisting customers in understanding and realizing the benefits of our solutions and technologies, as well as with developing, offering, implementing, and maintaining an enterprise class, broad solution portfolio; risks that we may be unable to maintain, expand, and enable our relationships with partners as part of our growth strategy while avoiding excessive concentration with any one partner; risks associated with our reliance on third-party suppliers, partners, or original equipment manufacturers (“OEMs”) for certain services, products, or components, including companies that may compete with us or work with our competitors; risks associated with our significant international operations, including exposure to regions subject to political or economic instability, fluctuations in foreign exchange rates, inflation, increased financial accounting and reporting burdens and complexities, and challenges associated with a significant portion of our cash being held overseas; risks associated with a significant part of our business coming from government contracts and associated procurement processes and regulatory requirements; risks associated with our ability to identify suitable targets for acquisition or investment or successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with valuations, legacy liabilities, reputational considerations, capital constraints, costs and expenses, maintaining profitability levels, expansion into new areas, management distraction, post-acquisition integration activities, and potential asset impairments; risks associated with complex and changing domestic and foreign regulatory environments, including, among others, with respect to data privacy, artificial intelligence, information security, government contracts, anti-corruption, trade compliance, climate change or other environmental, social and governance matters, tax, and labor matters, relating to our own operations, the products and services we offer, and/or the use of our solutions by our customers; risks associated with the mishandling or perceived mishandling of sensitive or confidential information and data, including personally identifiable information or other information that may belong to our customers or other third parties, including in connection with our software as a service ("SaaS") or other hosted or managed services offerings or when we are asked to perform service or support; risks associated with our reliance on third parties to provide certain cloud hosting or other cloud-based services to us or our customers, including the risk of service disruption, data breaches, or data loss or corruption; risks that our solutions or services, or those of third-party suppliers, partners, or OEMs which we use in or with our offerings or otherwise rely on, including third-party hosting platforms, may contain defects, vulnerabilities, or develop operational problems; risks that we or our solutions maybe subject to security vulnerabilities or lapses, including cyber-attacks, information technology system breaches, failures, or disruptions; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property, claim infringement on their intellectual property rights, or claim a violation of their license rights, including relative to free or open source components we may use; risks associated with significant leverage resulting from our current debt position or our ability to incur additional debt, including with respect to liquidity considerations, covenant limitations and compliance, fluctuations in interest rates, dilution considerations (with respect to our convertible notes), and our ability to maintain our credit ratings; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks arising as a result of contingent or other obligations or liabilities assumed in our acquisition of our former parent company, Comverse Technology, Inc. (“CTI”), or associated with formerly being consolidated with, and part of a consolidated tax group with, CTI, or as a result of the successor to CTI's business operations, Mavenir Inc., being unwilling or unable to provide us with certain indemnities to which we are entitled; risks associated with changing accounting principles or standards, tax laws and regulations, tax rates, and the continuing availability of expected tax benefits; risks relating to the adequacy of our existing infrastructure, systems, processes, policies, procedures, internal controls, and personnel, and our ability to successfully implement and maintain enhancements to the foregoing, for our current and future operations and reporting needs, including related risks of financial statement omissions, misstatements, restatements, or filing delays; risks associated with market volatility in the prices of our common stock and convertible notes based on our performance, third-party publications or speculation, or other factors and risks associated with actions of activist stockholders; risks associated with Apax Partners' significant ownership position and potential that its interests will not be aligned with those of our common stockholders; and risks associated with the February 1, 2021 spin-off of our former Cyber Intelligence Solutions business, including the possibility that the spin-off transaction does not achieve the benefits anticipated, does not qualify as a tax-free transaction, or exposes us to unexpected claims or liabilities. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2023, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2023, when filed, and other filings we make with the SEC.

VERINT, VERINT DA VINCI, THE CUSTOMER ENGAGEMENT COMPANY, BOUNDLESS CUSTOMER ENGAGEMENT and THE ENGAGEMENT CAPACITY GAP are trademarks of Verint Systems Inc. or its subsidiaries. Verint and other parties may also have trademark rights in other terms used herein.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended April 30,
(in thousands, except per share data)	2023	2022
Revenue:
Recurring	$166,439	$159,367
Nonrecurring	50,127	58,539
Total revenue	216,566	217,906
Cost of revenue:
Recurring	39,643	41,028
Nonrecurring	26,795	32,068
Amortization of acquired technology	1,965	3,639
Total cost of revenue	68,403	76,735
Gross profit	148,163	141,171
Operating expenses:
Research and development, net	31,782	30,947
Selling, general and administrative	101,279	102,882
Amortization of other acquired intangible assets	6,330	6,844
Total operating expenses	139,391	140,673
Operating income	8,772	498
Other income (expense), net:
Interest income	1,982	199
Interest expense	(2,781)	(1,501)
Other income, net	24	1,674
Total other (expense) income, net	(775)	372
Income before provision for income taxes	7,997	870
Provision for income taxes	4,363	296
Net income	3,634	574
Net income attributable to noncontrolling interests	339	288
Net income attributable to Verint Systems Inc.	3,295	286
Dividends on preferred stock	(5,200)	(5,200)
Net loss attributable to Verint Systems Inc. common shares	$(1,905)	$(4,914)

Net loss per common share attributable to Verint Systems Inc.:
Basic	$(0.03)	$(0.08)
Diluted	$(0.03)	$(0.08)

Weighted-average common shares outstanding:
Basic	64,940	64,947
Diluted	64,940	64,947

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP SaaS Metrics
(Unaudited)

SaaS Revenue

	Three Months Ended April 30,
(in thousands)	2023	2022
Bundled SaaS revenue - GAAP	$59,453	$49,285
Unbundled SaaS revenue - GAAP	57,695	45,445
SaaS revenue - GAAP(1)(3)	117,148	94,730

Estimated bundled SaaS revenue adjustments	612	1,269
Estimated unbundled SaaS revenue adjustments	—	—
Estimated SaaS revenue adjustments	612	1,269

Bundled SaaS revenue - non-GAAP	60,065	50,554
Unbundled SaaS revenue - non-GAAP	57,695	45,445
SaaS revenue - non-GAAP(2)(3)	$117,760	$95,999

New SaaS ACV

	Three Months Ended April 30,
(in thousands)	2023	2022
New SaaS ACV	$15,990	$24,066
New SaaS ACV – Last Twelve Months	93,977	99,234

(1) GAAP SaaS revenue for the three months ended April 30, 2023 was $118.5 million, representing 25% year-over-year growth on a constant currency basis.

(2) Non-GAAP SaaS revenue for the three months ended April 30, 2023 was $119.2 million, representing 24% year-over-year growth on a constant currency basis.

(3) The foregoing measures at constant currency are calculated by translating the non-U.S. dollar portion of the current-period measure into U.S. dollars using average foreign currency exchange rates for the three months ended April 30, 2022, as applicable, rather than actual current-period foreign currency exchange rates.

For further information see "Supplemental Information About Constant Currency" at the end of this press release.

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited)
Revenue

	Three Months Ended April 30,
(in thousands)	2023	2022
Recurring revenue - GAAP	$166,439	$159,367
Nonrecurring revenue - GAAP	50,127	58,539
Total GAAP revenue	216,566	217,906
Recurring revenue adjustments	627	1,343
Nonrecurring revenue adjustments	—	—
Total revenue adjustments	627	1,343
Recurring revenue - non-GAAP	167,066	160,710
Nonrecurring revenue - non-GAAP	50,127	58,539
Total non-GAAP revenue	$217,193	$219,249

Gross Profit and Gross Margin

	Three Months Ended April 30,
(in thousands)	2023	2022
Recurring cost of revenues	$39,643	$41,028
Nonrecurring cost of revenues	26,795	32,068
Amortization of acquired technology	1,965	3,639
Total GAAP cost of revenue	68,403	76,735
GAAP gross profit	148,163	141,171
GAAP gross margin	68.4%	64.8%
Revenue adjustments	627	1,343
Amortization of acquired technology	1,965	3,639
Stock-based compensation expenses	436	1,165
Acquisition expenses, net	56	251
Restructuring expenses	258	338
Non-GAAP gross profit	$151,505	$147,907
Non-GAAP gross margin	69.8%	67.5%

Research and Development, net

	Three Months Ended April 30,
(in thousands)	2023	2022
GAAP research and development, net	$31,782	$30,947
As a percentage of GAAP revenue	14.7%	14.2%
Stock-based compensation expenses	(2,327)	(2,419)
Acquisition expenses, net	(56)	(198)
Restructuring expenses	(138)	(137)
Other adjustments	(5)	(25)
Non-GAAP research and development, net	$29,256	$28,168
As a percentage of non-GAAP revenue	13.5%	12.8%

Selling, General and Administrative Expenses

	Three Months Ended April 30,
(in thousands)	2023	2022
GAAP selling, general and administrative expenses	$101,279	$102,882
As a percentage of GAAP revenue	46.8%	47.2%
Stock-based compensation expenses	(12,216)	(14,785)
Acquisition expenses, net	(7,703)	(1,375)
Restructuring expenses	(1,004)	(2,674)
Separation expenses	(141)	(591)
Accelerated lease costs	(288)	(5,548)
IT facilities and infrastructure realignment	(2,779)	(1,483)
Other adjustments	(29)	(526)
Non-GAAP selling, general and administrative expenses	$77,119	$75,900
As a percentage of non-GAAP revenue	35.5%	34.6%

Operating Income and Operating Margin

	Three Months Ended April 30,
(in thousands)	2023	2022
GAAP operating income	$8,772	$498
GAAP operating margin	4.1%	0.2%
Revenue adjustments	627	1,343
Amortization of acquired technology	1,965	3,639
Amortization of other acquired intangible assets	6,330	6,844
Stock-based compensation expenses	14,979	18,369
Acquisition expenses, net	7,815	1,824
Restructuring expenses	1,400	3,149
Separation expenses	141	591
Accelerated lease costs	288	5,548
IT facilities and infrastructure realignment	2,779	1,483
Other adjustments	34	551
Non-GAAP operating income	$45,130	$43,839
Non-GAAP operating margin	20.8%	20.0%

Other (Expense) Income, Net

	Three Months Ended April 30,
(in thousands)	2023	2022
GAAP other (expense) income, net	$(775)	$372
Losses on early retirements of debt	237	—
Acquisition benefit, net	(156)	—
Separation expenses	(9)	—
Non-GAAP other (expense) income, net(1)	(703)	372

Provision for Income Taxes

	Three Months Ended April 30,
(in thousands)	2023	2022
GAAP provision for income taxes	$4,363	$296
GAAP effective income tax rate	54.6%	34.0%
Non-GAAP tax adjustments	(282)	4,222
Non-GAAP provision for income taxes	$4,081	$4,518
Non-GAAP effective income tax rate	9.2%	10.2%

Net (Loss) Income Attributable to Verint Systems Inc. Common Shares

	Three Months Ended April 30,
(in thousands)	2023	2022
GAAP net loss attributable to Verint Systems Inc. common shares	$(1,905)	$(4,914)
Revenue adjustments	627	1,343
Amortization of acquired technology	1,965	3,639
Amortization of other acquired intangible assets	6,330	6,844
Stock-based compensation expenses	14,979	18,369
Losses on early retirements of debt	237	—
Acquisition expenses, net	7,659	1,824
Restructuring expenses	1,400	3,149
Separation expenses	132	591
Accelerated lease costs	288	5,548
IT facilities and infrastructure realignment	2,779	1,483
Other adjustments	34	551
Non-GAAP tax adjustments	282	(4,222)
Total adjustments	36,712	39,119
Non-GAAP net income attributable to Verint Systems Inc. common shares	$34,807	$34,205

Diluted Net (Loss) Income Per Common Share Attributable to Verint Systems Inc.

	Three Months Ended April 30,
(in thousands, except per share data)	2023	2022
GAAP diluted net loss per common share attributable to Verint Systems Inc.	$(0.03)	$(0.08)
Non-GAAP diluted net income per common share attributable to Verint Systems Inc.(3)	$0.53	$0.52

GAAP weighted-average shares used in computing diluted net loss per common share attributable to Verint Systems Inc.	64,940	64,947
Additional weighted-average shares applicable to non-GAAP diluted net income per common share attributable to Verint Systems Inc.	447	1,255
Non-GAAP diluted weighted-average shares used in computing net income per common share attributable to Verint Systems Inc.(3)	65,387	66,202

GAAP Net Income to Adjusted EBITDA

	Three Months Ended April 30,
(in thousands)	2023	2022
GAAP net income	$3,634	$574
As a percentage of GAAP revenue	1.7%	0.3%
Provision for income taxes	4,363	296
Other expense (income), net	775	(372)
Depreciation and amortization(2)	16,857	17,399
Revenue adjustments	627	1,343
Stock-based compensation expenses	14,979	18,369
Acquisition expenses, net	7,815	1,824
Restructuring expenses	1,324	2,993
Separation expenses	141	591
Accelerated lease costs	288	5,548
IT facilities and infrastructure realignment	1,027	1,483
Other adjustments	34	551
Adjusted EBITDA	$51,864	$50,599
As a percentage of non-GAAP revenue	23.9%	23.1%

Gross Debt to Net Debt

(in thousands)	April 30, 2023	January 31, 2023
Long-term debt	$409,672	$408,908
Unamortized debt discounts and issuance costs	5,328	6,092
Gross debt	415,000	415,000
Less:
Cash and cash equivalents	260,719	282,099
Restricted cash and cash equivalents, and restricted bank time deposits	283	300
Short-term investments	3,646	697
Net debt, excluding long-term restricted cash, cash equivalents, time deposits, and investments	150,352	131,904
Long-term restricted cash, cash equivalents, time deposits, and investments	276	287
Net debt, including long-term restricted cash, cash equivalents, time deposits, and investments	$150,076	$131,617

(1) For the three months ended April 30, 2023, non-GAAP other expense, net of $0.7 million was comprised of $0.9 million of interest and other expense, net of $0.2 million of foreign exchange gains primarily related to balance sheet revaluations.

(2) Adjusted for financing fee amortization.

(3) EPS calculation includes the more dilutive of either preferred stock dividends or conversion of preferred stock shares. Average shares for the calculation of adjusted diluted EPS for the three months ended April 30, 2023 and 2022, excludes shares associated with our convertible preferred stock and therefore earnings include the preferred stock dividends.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP Recurring and Nonrecurring Revenue and Gross Profit
(Unaudited)

Recurring and Nonrecurring Revenue

	Three Months Ended April 30,
(in thousands)	2023	2022
Recurring revenue - GAAP(1)(3)	$166,439	$159,367
SaaS revenue - GAAP	117,148	94,730
Optional managed services revenue - GAAP	12,865	15,913
Support revenue - GAAP	36,426	48,724
Nonrecurring revenue - GAAP	50,127	58,539
Perpetual revenue - GAAP	24,334	33,258
Professional services revenue - GAAP	25,793	25,281
Total revenue - GAAP	216,566	217,906

Estimated recurring revenue adjustments	627	1,343
Estimated SaaS revenue adjustments	612	1,269
Estimated optional managed services revenue	15	60
Estimated support revenue adjustments	—	14
Estimated nonrecurring revenue adjustments	—	—
Estimated perpetual revenue adjustments	—	—
Estimated professional services revenue adjustments	—	—
Total estimated revenue adjustments	627	1,343

Recurring revenue - non-GAAP(2)(3)	167,066	160,710
SaaS revenue - non-GAAP	117,760	95,999
Optional managed services revenue - non-GAAP	12,880	15,973
Support revenue - non-GAAP	36,426	48,738
Nonrecurring revenue - non-GAAP	50,127	58,539
Perpetual revenue - non-GAAP	24,334	33,258
Professional services revenue - non-GAAP	25,793	25,281
Total revenue - non-GAAP	$217,193	$219,249

Recurring Gross Profit

	Three Months Ended April 30,
(in thousands)	2023	2022
GAAP recurring revenue	$166,439	$159,367
GAAP recurring cost of revenues	39,643	41,028
GAAP recurring gross profit	126,796	118,339
GAAP recurring gross margin	76.2%	74.3%

Recurring revenue adjustments	627	1,343
Recurring stock-based compensation expenses	296	525
Recurring acquisition expenses, net	56	22
Recurring restructuring expenses	105	111
Non-GAAP recurring gross profit	$127,880	$120,340
Non-GAAP recurring gross margin	76.5%	74.9%

Nonrecurring Gross Profit

	Three Months Ended April 30,
(in thousands)	2023	2022
GAAP nonrecurring revenue	$50,127	$58,539
GAAP nonrecurring cost of revenues	26,795	32,068
GAAP nonrecurring gross profit	23,332	26,471
GAAP nonrecurring gross margin	46.5%	45.2%

Nonrecurring revenue adjustments	—	—
Nonrecurring stock-based compensation expenses	140	640
Nonrecurring acquisition expenses, net	—	229
Nonrecurring restructuring expenses	153	227
Non-GAAP nonrecurring gross profit	$23,625	$27,567
Non-GAAP nonrecurring gross margin	47.1%	47.1%

(1) GAAP recurring revenue for the three months ended April 30, 2023 was $168.7 million, representing 6% year-over-year growth on a constant currency basis.

(2) Non-GAAP recurring revenue for the three months ended April 30, 2023 was $169.4 million, representing 5% year-over-year growth on a constant currency basis.

(3) The foregoing measures at constant currency are calculated by translating the non-U.S. dollar portion of the current-period measure into U.S. dollars using average foreign currency exchange rates for the three months ended April 30, 2022, as applicable, rather than actual current-period foreign currency exchange rates.

For further information see "Supplemental Information About Constant Currency" at the end of this press release.

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
Calculation of Change in Revenue on a Constant Currency Basis
(Unaudited)

	GAAP Revenue(2)	Non-GAAP Revenue(3)
(in thousands, except percentages)	Three Months Ended	Three Months Ended
Revenue for the three months ended April 30, 2022	$217,906	$219,249
Revenue for the three months ended April 30, 2023	$216,566	$217,193
Revenue for the three months ended April 30, 2023 at constant currency(1)	$220,000	$220,000
Reported period-over-period revenue change	(0.6)%	(0.9)%
% impact from change in foreign currency exchange rates	1.6%	1.2%
Constant currency period-over-period revenue growth	1.0%	0.3%

(1) Revenue for the three months ended April 30, 2023 at constant currency is calculated by translating current-period GAAP or non-GAAP foreign currency revenue (as applicable) into U.S. dollars using average foreign currency exchange rates for the three months ended April 30, 2022 rather than actual current-period foreign currency exchange rates.

(2) GAAP revenue denominated in non-U.S. dollars was 20% and 22% of our total GAAP revenue for the three months ended April 30, 2023 and 2022, respectively. Our combined GAAP cost of revenue and operating expenses denominated in non-U.S. dollars was 31% and 30% of our total combined GAAP cost of revenue and operating expenses for the three months ended April 30, 2023 and 2022, respectively.

(3) Non-GAAP revenue denominated in non-U.S. dollars was 21% and 22% of our total non-GAAP revenue for the three months ended April 30, 2023 and 2022, respectively. Our combined Non-GAAP cost of revenue and operating expenses denominated in non-U.S. dollars was 35% and 34% of our total combined Non-GAAP cost of revenue and operating expenses for the three months ended April 30, 2023 and 2022, respectively.

For further information see "Supplemental Information About Constant Currency" at the end of this press release.

Table 6
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	April 30,	January 31,
(in thousands, except share and per share data)	2023	2023
Assets
Current Assets:
Cash and cash equivalents	$260,719	$282,099
Short-term investments	3,646	697
Accounts receivable, net of allowance for credit losses of $1.4 million and $1.3 million, respectively	157,786	188,414
Contract assets, net	58,862	60,444
Inventories	13,553	12,628
Prepaid expenses and other current assets	62,079	75,374
Total current assets	556,645	619,656
Property and equipment, net	61,511	64,810
Operating lease right-of-use assets	35,128	37,649
Goodwill	1,354,761	1,347,213
Intangible assets, net	77,457	85,272
Other assets	152,913	159,001
Total assets	$2,238,415	$2,313,601

Liabilities, Temporary Equity, and Stockholders' Equity
Current Liabilities:
Accounts payable	$33,878	$43,631
Accrued expenses and other current liabilities	152,761	155,944
Contract liabilities	254,418	271,476
Total current liabilities	441,057	471,051
Long-term debt	409,672	408,908
Long-term contract liabilities	15,914	18,047
Operating lease liabilities	39,198	40,744
Other liabilities	72,865	80,381
Total liabilities	978,706	1,019,131
Commitments and Contingencies
Temporary Equity:
Preferred Stock — $0.001 par value; authorized 2,207,000 shares
Series A Preferred Stock; 200,000 shares issued and outstanding at April 30, 2023 and January 31, 2023, respectively; aggregate liquidation preference and redemption value of $203,467 and $206,067 at April 30, 2023 and January 31, 2023, respectively.	200,628	200,628
Series B Preferred Stock; 200,000 shares issued and outstanding at April 30, 2023 and January 31, 2023, respectively; aggregate liquidation preference and redemption value of $203,467 and $206,067 at April 30, 2023 and January 31, 2023, respectively.	235,693	235,693
Total temporary equity	436,321	436,321
Stockholders' Equity:
Common stock — $0.001 par value; authorized 240,000,000 shares; issued 64,286,000 and 65,404,000 shares; outstanding 64,286,000 and 65,404,000 shares at April 30, 2023 and January 31, 2023, respectively.	64	65
Additional paid-in capital	1,008,498	1,055,157
Accumulated deficit	(42,038)	(45,333)
Accumulated other comprehensive loss	(145,589)	(154,099)
Total Verint Systems Inc. stockholders' equity	820,935	855,790
Noncontrolling interest	2,453	2,359
Total stockholders' equity	823,388	858,149
Total liabilities, temporary equity, and stockholders' equity	$2,238,415	$2,313,601

Table 7
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended April 30,
(in thousands)	2023	2022
Cash flows from operating activities:
Net income	$3,634	$574
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,503	18,048
Stock-based compensation, excluding cash-settled awards	14,814	18,364
Losses on early retirements of debt	237	—
Other, net	45	2,163
Changes in operating assets and liabilities, net of effects of business combinations and divestitures:
Accounts receivable	31,124	41,766
Contract assets	1,923	4,024
Inventories	(937)	68
Prepaid expenses and other assets	21,278	(8,686)
Accounts payable and accrued expenses	(6,821)	(5,694)
Contract liabilities	(19,245)	(9,645)
Deferred income taxes	90	(1,074)
Other, net	(3,638)	(5,982)
Net cash provided by operating activities	60,007	53,926

Cash flows from investing activities:
Purchases of property and equipment	(4,923)	(5,224)
Maturities and sales of investments	232	250
Purchases of investments	(3,180)	(250)
Cash paid for capitalized software development costs	(1,868)	(2,003)
Change in restricted bank time deposits, and other investing activities, net	(1,019)	20
Net cash used in investing activities	(10,758)	(7,207)

Cash flows from financing activities:
Proceeds from borrowings	100,000	—
Repayments of borrowings and other financing obligations	(100,530)	(775)
Payments of debt-related costs	(9)	(93)
Purchases of treasury stock and common stock for retirement	(60,294)	(105,213)
Preferred stock dividend payments	(10,400)	(10,400)
Distributions paid to noncontrolling interest	(245)	—
Payments of contingent consideration for business combinations (financing portion), and other financing activities	(8)	(1,549)
Net cash used in financing activities	(71,486)	(118,030)
Foreign currency effects on cash, cash equivalents, restricted cash, and restricted cash equivalents	859	(2,431)
Net decrease in cash, cash equivalents, restricted cash, and restricted cash equivalents	(21,378)	(73,742)
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	282,161	358,868
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$260,783	$285,126

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period to the condensed consolidated balance sheets:
Cash and cash equivalents	$260,719	$285,046
Restricted cash and cash equivalents included in prepaid expenses and other current assets	6	23
Restricted cash and cash equivalents included in other assets	58	57
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$260,783	$285,126

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures and Operating Metrics

This press release contains non-GAAP financial measures, consisting of non-GAAP revenue, non-GAAP recurring revenue, non-GAAP nonrecurring revenue, non-GAAP perpetual revenue, non-GAAP support revenue, non-GAAP professional services revenue, non-GAAP SaaS revenue, non-GAAP bundled SaaS revenue, non-GAAP unbundled SaaS revenue, non-GAAP optional managed services revenue, non-GAAP recurring gross profit and gross margins, non-GAAP nonrecurring gross profit and gross margins, non-GAAP gross profit and gross margins, non-GAAP research and development, net, non-GAAP selling, general and administrative expenses, non-GAAP operating income and operating margins, non-GAAP other income (expense), net, non-GAAP provision for (benefit from) income taxes and non-GAAP effective income tax rate, non-GAAP net income (loss) attributable to Verint Systems Inc. common shares, non-GAAP diluted net income (loss) per common share attributable to Verint Systems Inc., adjusted EBITDA and adjusted EBITDA as a percentage of non-GAAP revenue, net debt and constant currency measures. The tables above include a reconciliation of each non-GAAP financial measure for completed periods presented in this press release to the most directly comparable GAAP financial measure.

We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by:
•facilitating the comparison of our financial results and business trends between periods, by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast,
•facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and
•allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters.

We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful.

Non-GAAP financial measures should not be considered in isolation, as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures:

Revenue adjustments. For acquisitions completed prior to February 1, 2023, we exclude from our non-GAAP revenue the impact of fair value adjustments required under previous GAAP guidance relating to SaaS services, optional managed services and customer support contracts acquired in a business acquisition, which would have otherwise been recognized on a stand-alone basis. Beginning February 1, 2023, we adopted accounting guidance which eliminates the fair value provision that resulted in the accounting adjustment on a prospective basis. We believe that it is useful for investors to understand the total amount of revenue that we and the acquired company would have recognized on a stand-alone basis under GAAP, absent the accounting adjustment associated with the business acquisition under prior accounting guidance. Our non-GAAP revenue also reflects certain adjustments from aligning an acquired company’s revenue recognition policies to our policies. We believe that our non-GAAP revenue measure helps management and investors understand our revenue trends and serves as a useful measure of ongoing business performance.

Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock unit and performance stock unit awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock-based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry.

Losses on early retirements of debt. We exclude from our non-GAAP financial measures losses on early retirements of debt attributable to refinancing or repaying our debt because we believe they are not reflective of our ongoing operations.

Acquisition expenses (benefit), net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses (benefits), including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses.

Restructuring expenses (benefit). We exclude restructuring expenses (benefit) from our non-GAAP financial measures, which include employee termination costs, facility exit costs (except as included in accelerated lease costs and IT facilities and infrastructure realignment described below), certain professional fees, asset impairment charges (except as included in acquisition or IT facilities and infrastructure realignment), and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Separation expenses (benefit). On February 1, 2021, we completed the spin-off of our former Cyber Intelligence Solutions business. We exclude from our non-GAAP financial measures expenses incurred (benefit from) in connection with the spin-off, including third-party advisory, accounting, legal, tax, consulting, and other similar services related to the separation as well as costs associated with the operational separation of the two businesses, including those related to human resources, brand management, real estate, and information technology (which are included in Separation expenses to the extent not capitalized). Separation expenses also include incremental cash income taxes related to the reorganization of legal entities and operations in order to effect the separation and other expense adjustments associated with a tax-related indemnification asset as a result of the spin-off. These costs are incremental to our normal operating expenses and are being incurred solely as a result of the separation transaction. Accordingly, we are excluding these separation expenses from our non-GAAP financial measures in order to evaluate our performance on a comparable basis.

Accelerated lease costs. We exclude from our non-GAAP financial measures accelerated facility costs and associated accelerated lease expenses due to the early termination or abandonment of certain office leases as a result of our move to a hybrid work model because these charges are not reflective of our ongoing business and operating results.

IT facilities and infrastructure realignment. We exclude from our non-GAAP financial measures nonrecurring IT facilities and infrastructure realignment costs and other IT charges associated with modifying the workplace, including consolidating and/or migrating data centers and labs to the cloud, simplifying the corporate network, and one-time costs for implementing collaboration tools to enable our work from anywhere strategy, as well as asset impairment charges, accelerated depreciation and IT facility exit costs.

Impairment charges and other adjustments. We exclude from our non-GAAP financial measures asset impairment charges (other than those already included within restructuring, acquisition, or IT facilities and realignment activity), rent expense for redundant facilities, gains or losses on sales of property, gains or losses on settlements of certain legal matters, and certain professional fees unrelated to our ongoing operations, all of which are unusual in nature and can vary significantly in amount and frequency.

Non-GAAP income tax adjustments. We exclude from our non-GAAP measures of net income attributable to Verint Systems Inc., our GAAP provision for (benefit from) income taxes and instead include a non-GAAP provision for income taxes, determined by applying a non-GAAP effective income tax rate to our income before provision for income taxes, as adjusted for the non-GAAP items described above. The non-GAAP effective income tax rate is generally based upon the income taxes we expect to pay in the reporting year. Our GAAP effective income tax rate can vary significantly from year to year as a result of tax law changes, settlements with tax authorities, changes in the geographic mix of earnings including acquisition activity, changes in the projected realizability of deferred tax assets, and other unusual or period-specific events, all of which can vary in size and frequency. We believe that our non-GAAP effective income tax rate removes much of this variability and facilitates meaningful comparisons of operating results across periods. Our non-GAAP effective income tax rate for the year ending January 31, 2024 is currently approximately 9% and was 9% for the year ended January 31, 2023. We evaluate our non-GAAP effective income tax rate on an ongoing basis, and it can change from time to time. Our non-GAAP income tax rate can differ materially from our GAAP effective income tax rate.

Revenue Metrics and Operating Metrics

Recurring revenue, on both a GAAP and non-GAAP basis, is the portion of our revenue that we believe is likely to be renewed in the future, and primarily consists of SaaS revenue, optional managed services revenue and initial and renewal post contract support.

Nonrecurring revenue, on both a GAAP and non-GAAP basis, primarily consists of our perpetual licenses, consulting, implementation and installation services, hardware, training and patent license royalties.

SaaS revenue includes bundled SaaS, software with standard managed services and unbundled SaaS (including associated support) that we account for as term licenses where managed services are purchased separately.

Optional Managed Services are recurring services that are intended to improve our customers' operations and reduce expenses.

Percentage of software revenue that is recurring revenue is calculated as the sum of SaaS revenue, optional managed services revenue and support revenue as a percentage of total SaaS revenue, optional managed services revenue, support revenue, and perpetual revenue.

New SaaS Annual Contract Value (ACV) includes the annualized contract value of all new SaaS contracts received within the period; in cases where SaaS is offered to partners through usage-based contracts, we include the incremental value of usage contracts over a rolling four quarters. Orders are only included in New SaaS ACV with a completed, executed customer contract signed by both parties before the end of the period.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, stock-based compensation expenses, revenue adjustments, restructuring expenses, acquisition expenses, separation expenses, accelerated leases, IT facilities and infrastructure realignment, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between companies because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation expenses, accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness.

Net Debt

Net Debt is a non-GAAP measure defined as the sum of long-term and short-term debt on our consolidated balance sheet, excluding unamortized discounts and issuance costs, less the sum of cash and cash equivalents, restricted cash, restricted cash equivalents, restricted bank time deposits, and restricted investments (including long-term portions), and short-term investments. We use this non-GAAP financial measure to help evaluate our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities and believe that it provides useful information to investors.

Supplemental Information About Constant Currency

Because we operate on a global basis and transact business in many currencies, fluctuations in foreign currency exchange rates can affect our consolidated U.S. dollar operating results. To facilitate the assessment of our performance excluding the effect of foreign currency exchange rate fluctuations, we calculate our GAAP and non-GAAP revenue, GAAP and non-GAAP recurring revenue, GAAP and non-GAAP SaaS revenue, cost of revenue, and operating expenses on both an as-reported basis and a constant currency basis, allowing for comparison of results between periods as if foreign currency exchange rates had remained constant. We perform our constant currency calculations by translating current-period results into U.S. dollars using prior-period average foreign currency exchange rates or hedge rates, as applicable, rather than current period exchange rates. We believe that constant currency measures, which exclude the impact of changes in foreign currency exchange rates, facilitate the assessment of underlying business trends.

Unless otherwise indicated, our financial outlook, which is provided on a non-GAAP basis, reflects foreign currency exchange rates approximately consistent with rates in effect when the outlook is provided.

We also incur foreign exchange gains and losses resulting from the revaluation and settlement of monetary assets and liabilities that are denominated in currencies other than the entity’s functional currency. We periodically report our historical non-GAAP diluted net income per share both inclusive and exclusive of these net foreign exchange gains or losses. Our financial outlook for diluted earnings per share includes net foreign exchange gains or losses incurred to date, if any, but does not include potential future gains or losses.